Exhibit 23.4

KELLER & COMPANY, INC.

FINANCIAL INSTITUTION CONSULTANTS

555 METRO PLACE NORTH

SUITE 524

DUBLIN, OHIO 43017

(614) 766-1426 (614)          766-1459 FAX

September 10, 2019

The Boards of Directors

FFBW, Inc.

First Federal Bank of Wisconsin

1360 S. Moorland Road

Brookfield, Wisconsin 53005

Members of the Boards:

We hereby consent to the use of our firm’s name in (i) the Registration Statement on Form S-1 to be filed by FFBW, Inc., with the Securities and Exchange Commission, and (ii) the Application for Conversion on Form AC and the Application H(e)-1 to be filed with the Board of Governors of the Federal Reserve System, in each case as amended and supplemented. We also hereby consent to the inclusion of, summary of and references to our appraisal report and any appraisal report updates and our statements concerning subscription rights and liquidation accounts in such filings, including the prospectus of FFBW, Inc.

Sincerely,

KELLER & COMPANY, INC.

/s/ Michael R. Keller

Michael R. Keller

President

MRK:jmm